EXHIBIT 23(g)(2)



                    AMENDMENT TO CUSTODIAN SERVICES AGREEMENT
                    -----------------------------------------


         This Amendment dated as of June 17, 2003 hereby amends the Custodian Services Agreement dated as of September 1, 2000 by and between THE KELMOORE STRATEGY(R) VARIABLE TRUST (the "Fund") and PFPC TRUST COMPANY ("PFPC Trust") (the "Agreement").

         WHEREAS, the Fund and PFPC Trust hereby agree to amend the Agreement; and NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. In the first paragraph of the Agreement, the word "business" is hereby replaced with the word "statutory".

         2. The following sentence is hereby added to the end of Section 5(c) of the Agreement: PFPC Trust shall notify the Investment Advisor if the Oral Instructions differ from the Written Instructions received.

         3. Section 6(c) is hereby deleted in its entirety and replaced with the following: (c) Conflicting Advice. In the event of a conflict between directions or advice or Oral Instructions or Written Instructions PFPC Trust receives from the Fund, and the advice it receives from counsel, PFPC Trust shall notify Fund counsel if it intends to follow direction or advice different from that provided by the Fund.

         4. Section 12, Indemnification is hereby deleted in its entirety and replaced with the following:

                  12. INDEMNIFICATION. The Fund, on behalf of each Portfolio, agrees to indemnify, defend and hold harmless PFPC Trust and its affiliates, including their respective officers, directors, agents and employees from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, reasonable attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising directly from any action or omission to act which PFPC Trust takes in connection with the provision of services to the Fund, provided that the Fund shall not be liable for any consequential, special or punitive damages. Neither PFPC Trust, nor any of its affiliates, shall be indemnified against any such liabilities or any expenses incident to such liability caused by PFPC Trust's or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of PFPC Trust's activities under this Agreement. The provisions of this Section 12 shall survive termination of this Agreement.

         5. Section 13, Responsibility of PFPC Trust, is hereby deleted in its entirety and replaced with the following:

                  13. RESPONSIBILITY OF PFPC TRUST.

                  (a) PFPC Trust shall be under no duty to take any action hereunder on behalf of the Fund or any Portfolio except as specifically set forth herein or as may be specifically agreed to by PFPC Trust and the

                           Fund in a written amendment hereto. PFPC Trust shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. PFPC Trust shall be liable only for any damages arising out of PFPC Trust's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC Trust's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties under this Agreement.

                  (b) Notwithstanding anything in this Agreement to the contrary, (i) neither PFPC Trust nor the Fund shall be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature; or non-performance by a third party; and (ii) PFPC Trust shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice, instrument or other information which PFPC Trust reasonably believes to be genuine.

                  (c) Notwithstanding anything in this Agreement to the contrary, (i) neither PFPC Trust, the Fund nor their affiliates shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by PFPC Trust or its affiliates and (ii) PFPC Trust's cumulative liability to the Fund for all losses, claims, suits, controversies, breaches or damages for any cause whatsoever (including but not limited to those arising out of or related to this Agreement) and regardless of the form of action or legal theory shall not exceed the lesser of $100,000 or the fees received by PFPC Trust for services provided hereunder during the 12 months immediately prior to the date of such loss or damage.

                  (d) No party may assert a cause of action against PFPC Trust or the Fund or any of their affiliates that allegedly occurred more than 12 months immediately prior to the filing of the suit (or, if applicable, commencement of arbitration proceedings) alleging such cause of action.

                  (e) Each party shall have a duty to mitigate damages for which the other party may become responsible; such damages are subject to the limits and terms set forth in paragraph (c) above.

                  (f) Notwithstanding anything in this Agreement to the contrary (other than as specifically provided in Section 14(h)(ii)(B)(4) and Section 14(h)(iii)(A) of this Agreement), the Fund shall be responsible for all filings, tax returns and reports on any transactions undertaken pursuant to this Agreement, or in respect of the Property or any collections undertaken pursuant to this Agreement, which may be requested by any relevant authority. In addition, the Fund shall be responsible for the payment of all taxes and similar items (including without limitation penalties and interest related thereto).

                  (g) The provisions of this Section 13 shall survive termination of this Agreement.

                  (h) Notwithstanding anything in this Agreement to the contrary, PFPC Trust shall have no liability either for any error or omission of any of its predecessors as servicer on behalf of the Fund or for any failure to discover any such error or omission.

         6. The following sentence is hereby added to the end of the first paragraph of Section 14(e): Notwithstanding anything in this Agreement to the contrary, PFPC Trust's use of a Book-Entry System shall comply with the requirements of Rule 17f-4 under the 1940 Act.

         7. The following is hereby added to the end of Section 14(h) of the Agreement:

                  (iii)    Other Matters.

                           (A) subject to receipt of such documentation and information as PFPC Trust may request, PFPC Trust will, in such jurisdictions as PFPC Trust may agree from time to time, seek to reclaim or obtain a reduction with respect to any withholdings or other taxes relating to assets maintained hereunder (provided that PFPC Trust will not be liable for failure to obtain any particular relief in a particular jurisdiction); and

                           (B) PFPC Trust is authorized to deduct or withhold any sum in respect of tax which PFPC Trust considers is required to be deducted or withheld "at source" by any relevant law or practice.

         All other terms and conditions of the Agreement remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the month, day and year first above written.

                                        PFPC TRUST COMPANY

                                        By:      /s/ Edward A. Smith III
                                                 -------------------------------

                                        Name:    Edward A. Smith
                                                 -------------------------------

                                        Title:   Vice President
                                                 -------------------------------

                                        THE KELMOORE STRATEGY(R) VARIABLE TRUST

                                        By:      /s/ Tammy Wendoll
                                                 -------------------------------

                                        Name:    Tamara Wendoll
                                                 -------------------------------

                                        Title:   Secretary
                                                 -------------------------------